UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2007

National Home Health Care Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-12927	22-2981141
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

700 White Plains Road, Suite 275, Scarsdale, New York	10583
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 722-9000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

         On February 21, 2007, National Home Health Care Corp. (the “Company”) issued a press release announcing that its Board of Directors rejected the previously announced proposal from Premier Home Health Care Services, Inc. as not constituting a Superior Proposal within the meaning of the Agreement and Plan of Merger between the Company and affiliates of Angelo Gordon &Co (the “Merger Agreement”). The press release also announced that the Company's Board of Directors received from Premier Home Health Care Services, Inc. a new proposal offering to acquire the Company by merger, paying each shareholder $12.00 per share. The press release also announced that the Company's Board of Directors rejected a letter received by the Company from Scott-Macon Ltd. as lacking the information necessary to enable the Company to determine that it was likely to lead to a Superior Proposal within the meaning of the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated February 21, 2007.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL HOME HEALTH CARE CORP.
Dated: February 23, 2007	/s/ Robert P. Heller
Name: Robert P. Heller Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated February 21, 2007.